UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 12, 2011

Q Lotus Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective August 12, 2011, Q Lotus Holdings, Inc. (the “Company,” “we” or “us”) entered into a financing transaction with Asher Enterprises, Inc., (“Asher”)  pursuant to which the Company issued a $42,500 principal amount, 8% Convertible Note (the “Note”) to Asher. The Note matures on May 7, 2012, is unsecured, and provides for the conversion of all principal and interest outstanding under the Note into shares of the Company’s common stock beginning six months after the issuance date of the Note, at a rate of 45% of the market price of the Company’s common stock for the six lowest trading days during the ten day period prior to such conversion, provided, however, that the Note requires 61 days prior written notice of conversion to the Company if such conversion would put Asher or its affiliates over 4.99% beneficial ownership in the Company.

The conversion price of the Notes is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.  The number of shares of Common Stock subject to the Note is subject to adjustment in the event of mergers, distributions, sale of substantially all of the Company’s assets, tender offers and dilutive issuances.

The Note may be prepaid at the option of the Company as follows: (i) 150% of the principal amount of the note plus accrued and unpaid interest if redeemed with 90 days of the date of issuance, and (ii) 175% of the principal amount of the note plus accrued and unpaid interest if redeemed after 90 days but through 180 days of the date of issuance.  After 180 days from the date of issuance, the Note may not be prepaid at the option of the Company.

In connection with the financing, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) which grants Asher a limited right of first refusal in the event the Company wishes to obtain additional working capital loans that are under $150,000.

The description of the Purchase Agreement and the terms of the Note issued pursuant thereto contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Purchase Agreement and Note that are attached hereto as exhibits, each of which is incorporated herein by reference. A copy of the press release that we issued regarding the completion of the private placement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to Asher as required by Regulation D, and Asher has provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with this transaction.

Item 9.01	Financial Statements And Exhibits.

(c)	Exhibits.

10.13	Securities Purchase Agreement, dated August 3, 2011, between the Registrant and Asher Enterprises, Inc.

10.14	Convertible Promissory Note dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC. (Registrant)

Date: August 16, 2011	By:	/s/ GARY A. ROSENBERG
Gary A. Rosenberg
Chief Executive Officer